Exhibit 99.1

Bitcoin Depot Reports Preliminary First Quarter 2023 Results

NEW YORK – April 26, 2023 – GSR II Meteora Acquisition Corp. (NASDAQ: GSRM) (“GSRM”), a special purpose acquisition company, and Lux Vending LLC dba Bitcoin Depot Inc. (“Bitcoin Depot” or the “Company”), a U.S.-based Bitcoin ATM (“BTM”) operator and leading fintech company, today reported Bitcoin Depot’s preliminary unaudited financial results for the first quarter ended March 31, 2023. Bitcoin Depot also plans to post an updated investor presentation to the Company’s investor relations website with recent financial results and company developments today.

Preliminary First Quarter 2023 Financial Results

•	Total revenue for the first quarter of 2023 is expected to range between $163 million and $165 million, a 5% to 6% improvement compared to $155 million in the first quarter of 2022.

•	Net Income for the first quarter of 2023 is expected to range between $5 million and $6 million compared to a loss of $3 million in the first quarter of 2022.

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Adjusted EBITDA, a non-GAAP measure, for the first quarter of 2023 is expected to range between $13 million and $14 million, a 117% to 133% improvement compared to $6 million in the first quarter of 2022. For important disclosures about this non-GAAP measure, see “Non-GAAP Financial Measures” below.

“Bitcoin Depot’s momentum continued in the first quarter of 2023 as we delivered strong results for Adjusted EBITDA, reinforcing our mission to safely, securely and efficiently bring crypto to the masses,” said Brandon Mintz, CEO and Founder of Bitcoin Depot. “Our recent software conversion across our entire BTM fleet to BitAccess helped enhance our profitability and resulted in strong margins during the first quarter. We’ve also recently announced multiple partnerships with convenience store brands and continue to explore additional opportunities.”

Bitcoin Depot and GSR II Meteora Acquisition Corp. Business Combination Update

Bitcoin Depot remains on track to complete its previously announced business combination with GSR II Meteora Acquisition Corp. (NASDAQ: GSRM) in the second quarter of 2023, subject to regulatory and stockholder approvals and other customary closing conditions. Upon closing of the business combination, the combined company will be named Bitcoin Depot Inc. and trade on the Nasdaq under the new ticker symbol “BTM.” Assuming no redemptions, the business combination is anticipated to provide Bitcoin Depot with up to $170 million of cash proceeds to its balance sheet, net of debt repayment, proceeds to the Bitcoin Depot founder and expenses.

About Bitcoin Depot

Bitcoin Depot was founded in 2016 with the mission to connect those who prefer to use cash to the broader, digital financial system. Bitcoin Depot provides its users with simple, efficient and intuitive means of converting cash into cryptocurrency, which users can deploy in the payments, spending and investing space. Users can convert cash to cryptocurrencies at Bitcoin Depot’s kiosks and at thousands of name-brand retail locations through BDCheckout. The company has the largest market share in North America with approximately 6,530 kiosk locations. Learn more at www.bitcoindepot.com.

On August 24, 2022, Bitcoin Depot and GSR II Meteora Acquisition Corp. (“GSRM”), a special purpose acquisition corporation, entered into a definitive agreement for a business combination that would result in Bitcoin Depot becoming a public company listed on the Nasdaq under the ticker symbol “BTM.”

About GSR II Meteora Acquisition Corp.

GSR II Meteora Acquisition Corp. (NASDAQ: GSRM) is blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. GSRM’s management team is led by co-CEOs Gus Garcia and Lewis Silberman, President Anantha Ramamurti and CFO Joseph Tonnos. The company was formed in partnership with Meteora Capital, an investment adviser specializing in SPAC-related investments. For additional information, please visit www.gsrmet.com.

Not an Offer

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.

Forward-Looking Statements

The information in this press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters, although not all forward-looking statements contain such identifying words. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of financial and performance metrics and expectations and timing related to potential benefits, terms and timing of the proposed business combination. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of Bitcoin Depot’s and GSRM’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Bitcoin Depot and GSRM. These forward-looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, market, financial, political and legal conditions; the inability of the parties to successfully or timely consummate the proposed business combination, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the proposed business combination or that the approval of the stockholders of GSRM is not obtained; failure to realize the anticipated benefits of the proposed business combination; risks relating to the uncertainty of the projected financial information with respect to Bitcoin Depot; future global, regional or local economic and market conditions; the development, effects and enforcement of laws and regulations; Bitcoin Depot’s ability to manage future growth; Bitcoin Depot’s ability to develop new products and services, bring them to market in a timely manner, and make enhancements to its platform; the effects of competition on Bitcoin Depot’s future business; the amount of redemption requests made by GSRM’s public stockholders; the ability of GSRM or the combined company to issue equity or equity-linked securities in connection with the proposed business combination or in the future; the outcome of any potential litigation, government and regulatory proceedings, investigations and inquiries; and those factors described or referenced in GSRM’s most recent Annual Report on Form 10-K for the year ended December 31, 2022 under the heading “Risk Factors,” and other documents of GSRM filed, or to be filed, from time to time with the SEC. If any of these risks materialize or GSRM’s and Bitcoin Depot’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither Bitcoin Depot nor GSRM presently know or that Bitcoin Depot and GSRM currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Bitcoin Depot’s and GSRM’s expectations, plans or forecasts of future events and views as of the date of this press release. Bitcoin Depot and GSRM anticipate that subsequent events and developments will cause Bitcoin Depot’s and GSRM’s assessments to change. However, while Bitcoin Depot and GSRM may elect to update these forward-looking statements at some point in the future, Bitcoin Depot and GSRM specifically disclaim any obligation to do so except as otherwise required by applicable law. These forward-looking statements should not be relied upon as representing Bitcoin Depot’s and GSRM’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Non-GAAP Financial Measures

This press release includes Adjusted EBITDA, a non-GAAP measure, which is not prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) and which may be different from non-GAAP measures used by other companies. Adjusted EBITDA should not be considered in isolation from, or as an alternative to, financial measures prepared in accordance with GAAP. The following table sets forth a reconciliation of Adjusted EBITDA to net income for the quarter ended March 31, 2023 (which is presented as a range) and the quarter ended March 31, 2022 (in millions):

	2022 Q1	2023 Q1 Low	2023 Q1 High
Net Income	$(3)	$5	$6
Interest	$3	$3	$3
Income Tax	$—	$—	$—
Depreciation & Amortization	$5	$3	$3
Non-Recurring Expenses	$1	$2	$2
Adjusted EBITDA	$6	$13	$14

Note: Figures in the table above are unaudited

Additional Information About the Proposed Business Combination and Where to Find It

The proposed business combination will be submitted to stockholders of GSRM for their consideration. GSRM has filed a preliminary proxy statement of GSRM with the SEC, copies of which will be mailed (if and when available) to all GSRM stockholders once definitive. GSRM also plans to file other documents with the SEC regarding the proposed business combination. GSRM will mail copies of the definitive proxy statement and other relevant documents to its stockholders as of the record date established for voting on the proposed business combination. GSRM’s stockholders and other interested persons are advised to read, once available, the preliminary proxy statement and any amendments or supplements thereto, and, once available, the definitive proxy statement, as well as all other relevant materials filed or that will be filed with the SEC, in connection with GSRM’s solicitation of proxies for its special meeting of stockholders to approve, among other things, the proposed business combination, because these documents will contain important information about GSRM, Bitcoin Depot and the proposed business combination. Stockholders may also obtain a copy of the preliminary or definitive proxy statement, once available, as well as other documents filed with the SEC regarding the proposed business combination and other documents filed with the SEC by GSRM, without charge, at the SEC’s website located at www.sec.gov or by directing a request to Cody Slach or Alex Kovtun, (949) 574-3860, GSRM@gatewayir.com.

Participants in the Solicitation

GSRM, Bitcoin Depot and certain of their respective directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be participants in the solicitations of proxies from GSRM’s stockholders in connection with the proposed business combination. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation GSRM’s stockholders in connection with the proposed business combination will be set forth in GSRM’s definitive proxy statement when it is filed with the SEC. You can find more information about GSRM’s directors and executive officers in GSRM’s most recent Annual Report on Form 10-K for the year ended December 31, 2022. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests will be included in the definitive proxy statement and other relevant materials filed with the SEC when they become available. Stockholders, potential investors and other interested persons should read the definitive proxy statement carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from the sources indicated above.

Contacts:

Investors

Cody Slach, Alex Kovtun

Gateway Group

949-574-3860

GSRM@gatewayir.com

Media

Zach Kadletz, Brenlyn Motlagh, Ryan Deloney

Gateway Group

949-574-3860

GSRM@gatewayir.com